Exhibit 10.5

LOCK-UP LETTER

May 3, 2016

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Ladies and Gentlemen:

The undersigned understands that, on the date hereof, Quintiles Transnational Holdings Inc. (the “Company”) and IMS Health Holdings, Inc. (“IMS”) intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which IMS will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”). To induce the Company to enter into the Merger Agreement, the undersigned hereby agrees that:

(a) Without the prior written consent of the Company, the undersigned will not, during the period commencing at the Effective Time of the Merger (as defined in the Merger Agreement) and ending the date that is 90 calendar days after the Closing Date (as defined in the Merger Agreement) (such period, the “Restricted Period”), Transfer, directly or indirectly, any Capital Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), by the undersigned.

(b) After the Restricted Period, the undersigned (together with his or its Affiliates) shall not, and shall cause his or its respective Affiliates to not, Transfer, directly or indirectly, in any calendar quarter, more than one percent (1%) of the outstanding Common Stock of the Company, except for:

i.	a Transfer to (A) any Permitted Affiliate which expressly agrees in writing with the Company to be bound by this letter agreement, and if such Permitted Affiliate shall thereafter no longer be a Permitted Affiliate of the undersigned, then such Affiliate shall Transfer such Capital Stock that was the subject of such Transfer back to the undersigned or a then Permitted Affiliate of the undersigned, and (B) any lineal ancestor, decedent or relative, heir, executor, administrator, testamentary trustee, legatee or beneficiary of the undersigned who expressly agrees in writing with the Company to be bound by this letter agreement (each transferee in (A) and (B), a “Permitted Transferee”). For greater certainty, no such Transfer to a Permitted Affiliate shall be used to permit the undersigned (or any of his or its Affiliates) to monetize its direct or indirect investment in the Company in circumvention of this letter agreement or to effectuate a syndication of such investment that would not otherwise (i.e., but for the ability to Transfer to a Permitted Affiliate) be permissible hereunder;

ii.	a bona fide pledge of such Capital Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations;

iii.	a Transfer to underwriters or in connection with a Charitable Gifting Event, in each case, in connection with an Underwritten Public Offering of such Capital Stock registered under the Securities Act of 1933, as amended; or

iv.	Transfers to the Company or one of its subsidiaries or to an existing Shareholder (as such term is defined in that certain Shareholders Agreement by and among the Company and certain of its shareholders dated May 2, 2016 (the “Shareholders Agreement”).

(c) After the Restricted Period, the undersigned shall not, and shall cause its respective Affiliates to not, Transfer, directly or indirectly, any Capital Stock, to any Person such that, to the undersigned’s knowledge, after such Transfer, such Person, together with its Affiliates, will beneficially own voting power of Voting Stock constituting ten percent (10%) or more of the total voting power of Voting Stock, except for:

i.	a bona fide pledge of such Capital Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations;

ii.	a Transfer to underwriters in connection with an Underwritten Public Offering of such Capital Stock registered under the Securities Act of 1933, as amended, pursuant to which the sale of such Capital Stock will be in a manner to effect a broad distribution; or

iii.	a Transfer to an existing Shareholder.

(d) Following any Transfer of Capital Stock permitted under this letter agreement, the transferring holder of such Capital Stock shall promptly provide the Company a notice with respect to the Transfer, specifying the subsection of this letter agreement pursuant to which such Transfer is being consummated. Any Affiliate or Permitted Transferee of the undersigned at the time of any Transfer which at any time thereafter is no longer a Permitted Transferee or an Affiliate of the undersigned, as applicable, shall also notify the Company accordingly by giving the Company such notice.

(e) The following capitalized terms, when used in this letter agreement, have the respective meanings set forth below:

i.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. Without limiting the generality of the foregoing, “Affiliate” shall include, with respect to any of the undersigned who is a natural person (A) each parent, spouse, sibling or child

(including stepchildren and those adopted) of the undersigned and (B) each trustee, solely in his or her capacity as trustee for a trust naming one or more of the Persons listed in the immediately preceding subclause (A) as the beneficiary.

ii.	“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, any Common Stock or any preferred stock of the Company, but excluding any debt securities convertible into such equity.

iii.	“Charitable Gifting Event” means any transfer of Capital Stock by the undersigned, or any subsequent transfer by the undersigned’s members, partners, shareholders or other employees, in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any Underwritten Public Offering.

iv.	“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

v.	“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock.

vi.	“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

vii.	“Permitted Affiliate” means, with respect to the undersigned, any Person who is an Affiliate of the undersigned (such Person, an “Affiliated Person”), provided that if such Affiliated Person has more than one Person directly or indirectly controlling such Affiliated Person, then such Affiliated Person shall be deemed an Affiliate of the Person that primarily controls the investment and management decisions of such Affiliated Person.

viii.	“Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

ix.	“Public Offering” means the offer and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-4 or Form S-8 or any successor form).

x.	“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

xi.	“Voting Stock” means securities of any class of Capital Stock of the Company entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board.

In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned understands that the Company is relying on this letter agreement in proceeding toward consummation of the Merger. The undersigned further understands that this letter agreement shall be binding upon the undersigned and the undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement shall terminate automatically upon the earliest to occur of (i) termination of the Merger Agreement, (ii) the day after the Company’s 2021 Annual Meeting of Shareholders, (iii) the date the DG Shareholders (as defined in the Shareholders Agreement), together with all Affiliates of the DG Shareholders, fail to satisfy the DG Ownership Threshold (as defined in the Shareholders Agreement) and (iv) the date on which the DG Shareholders have withdrawn from the Shareholders Agreement in accordance with its terms.

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[Signature Page to Lock-Up Letter]

Dennis B. Gillings, CBE

Susan Gillings Gross

GFEF LIMITED PARTNERSHIP

By:
Name: Dennis B. Gillings, CBE
Its: General Partner

DENNIS AND MIREILLE GILLINGS FOUNDATION

By:
Name: Dennis B. Gillings, CBE
Its: President

GF INVESTMENT ASSOCIATES LP

By:	GF Association LLC
Its:	General Partner

By:
Name: Susan Gillings Gross
Its: Sole Manager